UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2011 (August 8, 2011)

Bohai Pharmaceuticals Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd. No. 9 Daxin Road, Zhifu District Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 8, 2011, Yantai Nirui Pharmaceuticals, Ltd. (“Yantai Nirui”), a company formed under the laws of the People’s Republic of China (the “PRC”) and wholly owned by Bohai Pharmaceuticals Group, Inc. (the “Company”), entered into a Share Purchase Agreement (the “SPA”) pursuant to which Yantai Nirui acquired, from the three individual holders thereof, one hundred percent (100%) of the outstanding equity interests (the “Shares”) in Yantai Tianzheng Pharmaceuticals Co. Ltd., a company formed under the laws of the PRC (“Yantai Tianzheng”).

Under the terms of the SPA, Yantai Nirui will purchase from Mr. Jiangbo Chi, Ms. Shulian Wang and Mr. Bohai Yu (collectively, the “Shareholders”) all of the Shares of Yantai Tianzheng.  The percentage interests owned by Mr. Chi, Ms. Wang and Mr. Yu in Yantai Tianzheng, are 60%, 30% and 10%, respectively.  A copy of the SPA is attached hereto as Exhibit 2.1.  Please refer to Item 2.01 below with respect to the description of the SPA, which description is qualified in its entirety by reference to Exhibit 2.1.

Item 2.01.   Completion of Acquisition or Disposition of Assets

On August 8, 2011, pursuant to the SPA, the Company, through Yantai Nirui, completed its acquisition of 100% of the Shares, and as a result, the business, of Yantai Tianzheng.  Yantai Tianzheng is based in Yantai City, Shandong Province, China and is engaged in the production, manufacturing and distribution in the PRC of herbal medicines, including capsules and other products, based on traditional Chinese medicine. The Company and Yantai Tianzheng entered into a licensing agreement on February 22, 2008, pursuant to which the Company granted a non-exclusive license to Yantai Tianzheng to market and sell certain Yantai Tianzheng’s products under the Company’s trademark “Xian Ge.” Such licensing agreement will expire on February 17, 2013.Other than the foregoing, no prior material relationship existed between the Shareholders and the Company, any of its affiliates, or any of its directors or officers.

The SPA contains customary representations, warranties and coventnats of the parties.  The purchase price to be paid by Yantai Nirui for the Shares is $35,000,000 in the aggregate.  Pursuant to the SPA, the purchase price is payable in cash in the following installments:

(a)
the first cash payment in the aggregate amount of $ 6,000,000 will be payable by Yantai Nirui to the Shareholders within 10 calendar days after the execution of the SPA, subject to certain conditions (unless otherwise waived), including, without limitation (i) the completion of due diligence by Yantai Nirui, (ii) the completion of the registration with the Administration of Industry and Commerce of China (“AIC”) evidencing the change in ownership of Yantai Tianzheng, (iii) renewal or extension of all licenses or certificates required for Yantai Tianzheng’s business operation, (iv) renewal of certain sales agent agreements with new terms not inferior to the original ones, (v) obtainment of necessary corporate, governmental and third party approvals, and (vi) execution of agreements with Mr. Jiangbo Chi (the majority Shareholder) related to his employment by Yantai Tianzheng, ownership of his future work products, and certain confidentiality and non-compete obligations;

(b)
the second cash payment in the amount of $12,000,000 will be payable by Yantai Nirui within 6 months after the execution of the SPA, subject to certain conditions (unless otherwise waived), such as the performance of all “transition period” obligations related to renewal or extension of material operational agreements and employment agreements;

(c)
the third cash payment of $12,000,000 will be payable by Yantai Nirui to the Shareholders within 1 year after the execution of the SPA, subject to certain conditions (unless otherwise waived), such as amendment or obtainment of certain certificates and license necessary for consummation of the transaction; and

(d)	the fourth cash payment of $5,000,000 will be payable by Yantai Nirui to the Shareholders within 18 months after the execution of the SPA, subject to certain conditions.

In addition, each installment requires satisfaction of conditions applicable to its prior payment(s), completion of assignment of certain licenses or certificates, and absence of a material adverse change affecting Yantai Tianzheng during the respective installment periods.

In the event that Yantan Nirui fails to pay any of the installments when due, such outstanding installment will be automatically converted into a two-year term loan owed by Yantai Nirui to the Shareholders (the “Conversion Date”), with interest accruing on any unpaid portion of such loan from its due date until such installment is paid in full at the rate of six percent (6%) per annum.  As long as such interest payments are made on a timely basis and the outstanding principal of such loan and interest are satisfied in full within 2 years after the Conversion Date, Yantai Nirui will not be deemed in breach or default under the SPA and will continue to possess full control and legal ownership over the Shares. Furthermore, even in the event of non-payment by Yantai Nirui of any principal or interest under the loans as described above, or in the event of any other breach or default by Yantai Nirui of the SPA, the Shareholders remedies against Yantai Nurui are limited solely to monetary damages, and in all instances the Shareholders will have no right to reclaim ownership of the Shares or demand that Yantai Nirui in any way revert control or legal ownership over the Shares back to the Shareholders.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired

The unaudited financial statements of Yantai Tianzheng for the three months ended March 31, 2011 and 2010 and the audited financial statements of Yantai Tianzheng years ended December 31, 2010 and 2009 are filed herewith as Exhibit 99.1.

(b)	Pro Forma Financial Information

The pro forma financial information for the Company and its subsidiaries concerning the acquisition of Yantai Tianzheng is filed herewith as Exhibit 99.1.

(d)	Exhibits

The following exhibits are filed with this Form 8-K.

Exhibit No.	Description

2.1	Unofficial English Translation of Share Purchase Agreement, dated as of August 8, 2011 among Yantai Nirui, Mr. Jiangbo Chi, Ms. Shulian Wang and Mr. Bohai Yu.

99.1
(i) The financial statements of Yantai Tianzheng for the three months ended March 31, 2011 and 2010 and the years ended December 31, 2010 and 2009 and (ii) the pro forma financial information for the Company and its subsidiaries concerning the acquisition of Yantai Tianzheng.

99.2	Press release of the Company, dated August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2011	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Gene Hsiao
Name: Gene Hsiao
Title: Chief Financial Officer